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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-121149, 333-128070, 333-129126 and Form S-8 Nos. 333-116446,
333-129122) of Inhibitex, Inc. of our reports dated March 10, 2006, with respect to the financial statements of Inhibitex, Inc., Inhibitex, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Inhibitex, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.


                                             /s/ ERNST & YOUNG LLP

Atlanta, Georgia
March 10, 2006